Exhibit 99.1

World Headquarters
14901 S. Orange Blossom Trail
Orlando, FL 32837

News Release

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

CONTACT:	Jane Garrard	(407) 826-4522

TUPPERWARE BRANDS CORPORATION DECLARES QUARTERLY

DIVIDEND AND ANNOUNCES $150 MILLION SHARE REPURCHASE

ORLANDO, Fla., May 16, 2007 — Tupperware Brands Corporation (NYSE: TUP) announced today that its board of directors declared the Company’s regular quarterly dividend of 22 cents per share, payable on July 6, 2007, to shareholders of record as of June 14, 2007. In addition, the Company’s board of directors authorized today the repurchase over the next five years of up to $150 million of the Company’s common shares. The Company intends to repurchase shares using stock option proceeds, which will partially offset dilution related to the options.

Tupperware Brands Corporation is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 1.9 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through its Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

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